Exhibit 1.01

Corning Incorporated
Conflict Minerals Report
For The Year Ended December 31, 2016

This Conflict Minerals Report (CMR) for the year ended December 31, 2016 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the Rule). The Rule was adopted by the Securities and Exchange Commission (SEC) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (Dodd-Frank Act). The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals which are necessary to the functionality or production of their products. Conflict Minerals are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold (3TG).

This report is available on the Investor Relations page of Corning's website (see http://www.corning.com/investor_relations/index.aspx and click on "SEC Filings").

1. Company Overview

This report has been prepared by management of Corning Incorporated (herein referred to as "Corning," the "Company," "we," "us," or "our"). The information includes the activities of all majority-owned subsidiaries and variable interest entities that are required to be consolidated in accordance with US Generally Accepted Accounting Principles. It does not include the activities of subsidiaries or variable interest entities that are not required to be consolidated.

Corning is a world leader in the manufacture of specialty glass and ceramics. Drawing on more than 160 years of materials science and process engineering knowledge, Corning creates and makes keystone components that enable high-technology systems for consumer electronics, mobile emissions control, telecommunications and life sciences. Corning operates in five reportable segments: Display Technologies, Optical Communications, Environmental Technologies, Specialty Materials and Life Sciences. Corning manufactures and processes products at approximately 90 plants in 17 countries.

2. Products Overview

Corning's principal products, by segment, are as follows:

Corning's Display Technologies segment manufactures glass substrates for active matrix liquid crystal displays (LCDs) that are used primarily in notebook computers and flat panel displays.

Corning's Optical Communications segment is classified into two main product groupings – carrier network and enterprise network. The carrier network product group consists primarily of products and solutions for optical-based communications infrastructure for services such as video, data and voice communications. The enterprise network product group consists primarily of optical-based communication networks sold to businesses, governments and individuals for their own use.

Corning's Environmental Technologies segment manufactures ceramic substrates and filter products for emissions control in mobile and stationary applications around the world.

The Specialty Materials segment manufactures products that provide more than 150 material formulations for glass, glass ceramics and fluoride crystals to meet demand for unique customer needs. Consequently, this segment operates in a wide variety of commercial and industrial markets that include display optics and components, semiconductor optics components, aerospace and defense, astronomy, ophthalmic products, telecommunications components and cover glass that is optimized for portable display devices and televisions.

Corning's Life Sciences segment is a leading developer, manufacturer and global supplier of scientific laboratory products, including general labware and equipment, as well as specialty surfaces, media and reagents, that are used for cell culture research, bioprocessing, genomics, drug discovery, microbiology and chemistry.

3. Supply Chain Overview

Corning maintains complex and diverse supply chains across its reported segments, involving thousands of suppliers to the Company.  We rely on our direct suppliers to provide information on the origin of the 3TG contained in components and materials supplied to us – including sources of 3TG that are supplied to them from lower tier suppliers. Contracts with our suppliers are frequently in force for three years or more and we cannot unilaterally impose new contract terms and flow-down requirements. As we enter into new contracts, or our contracts renew, we are adding a clause to relevant agreements that requires suppliers to provide information about the source of conflict minerals and smelters. It will take a number of years to ensure that all our relevant supplier contracts contain appropriate flow-down clauses related to conflict minerals. In the meantime, as described below, we are working with selected suppliers to ensure they provide the 3TG sourcing information until the contracts can be amended.

Based upon technical knowledge regarding our products, as well as the results of the prior supplier surveys regarding conflict minerals, relevant personnel in each of our reported segments identified the suppliers to survey regarding whether the components or materials supplied to Corning by such suppliers contain 3TG.  We relied upon these suppliers, approximately 258 in total, to provide us with information about whether the components or materials supplied to Corning contain 3TG; and if so, the source of such 3TG. Our direct suppliers are similarly reliant upon information provided by their suppliers, or in the case of distributors from whom we purchase components or materials, reliant upon the manufacturers of such items. Many of our larger suppliers are also SEC registrants and subject to the Rule.

4.	Reasonable Country of Origin Inquiry (RCOI) and RCOI Conclusion

4.1	Requests for Information

We surveyed those suppliers described above using version 4.10 or higher of the conflict minerals reporting template developed by the Electronic Industry Citizenship Coalition® (EICC®) and The Global e-Sustainability Initiative (GeSI), known as the CFSI Reporting Template (or the  "CMRT"). The CMRT was developed to facilitate disclosure and communication of information regarding smelters that provide material to a company's supply chain. It includes questions regarding a company's conflict-free policy, engagement with its direct suppliers, and a listing of the smelters the company and its suppliers use. In addition, the CMRT contains questions about the origin of conflict minerals included in their products, as well as supplier due diligence. Written instructions and recorded training illustrating the use of the tool is available on EICC's website. The CMRT is being used by many companies in their due diligence processes related to 3TG.

To determine whether any 3TG necessary to our products originated in the Covered Countries, we retained a third-party service provider, Assent Compliance ("Assent") to assist us in surveying our supply chain.  During our supplier survey, we contacted suppliers via the Assent Compliance Manager ("ACM"), a SaaS platform provided by Assent that enables its users to complete and track supplier communications as well as allows suppliers to upload completed CMRTs directly to the platform for assessment and management.  The use of the CMRT allowed for some elimination of irrelevant suppliers. Specifically, question one of the CMRT asks suppliers whether any 3TGs are necessary to the functionality or production of their products.  We also periodically reviewed the supplier list to ensure that irrelevant or "out of scope" suppliers were removed from the survey process (e.g., the removal of suppliers who provided only packaging to Corning).

Assent requested that all in-scope suppliers complete a CMRT and included training and education to guide suppliers on best practices and the use of the template.  Assent monitored and tracked all communications in the ACM for future reporting and transparency.  Corning directly contacted suppliers that were unresponsive to Assent's communications during the diligence process and requested that such suppliers complete and submit the CMRT to Assent.

4.2	Survey Responses

Where the CMRT responses included the names of entities listed by our suppliers as smelters or refiners, we consulted the CFSI publically-available information to determine whether such entities had been identified as certified Conflict-Free.  In some cases, the CMRT responses did not provide smelter information; this was one of the items that we typically requested in follow-up communications with suppliers.  Ultimately, some suppliers were unable to provide us with smelter information because they were engaged in their own efforts to obtain that information from their suppliers.

Through Assent's platform automated data validation was performed on all submitted CMRTs. The goal of data validation is to increase the accuracy of submissions and identify any contradictory answers in the CMRT.  This data validation is based on logical sequencing and required correlations between the CMRT questions (for example, if a supplier does not report having received information from 100% of its 3TG sources, it cannot logically offer definitive statements in response to certain other questions).

All submitted CMRTs are first accepted and then classified as valid or invalid so that their data is still retained. Suppliers are contacted in regard to invalid forms and are encouraged to resubmit a valid form. As of April 24, 2017, there were 20 invalid supplier submissions in Corning's supplier survey that could not be corrected.

Many of the responses we received provided data at a company or divisional level or, as described above, were unable to specify the smelters or refiners used for components supplied to Corning.  In some instances, we engaged in follow-up communications with suppliers to request that they provide a CMRT response specific to the components or materials supplied to Corning; however, in many cases, the suppliers were unable to do so because they were still working to obtain detailed information from their own suppliers.

4.3	RCOI Conclusion

Based upon the results of our RCOI, we were able to determine that no 3TG are contained in the products sold by Corning's Environmental Technologies segment.  In Corning's Display Technologies segment, our RCOI determined that while tin is contained in the products sold by this segment, the tin is not sourced from the Covered Countries.  For Corning's Optical Communications and Specialty Materials segments we were unable to conclusively determine whether the 3TG in the products for such segments originated in the Covered Countries because of the incomplete information received from our supply chain. For our Life Sciences segment we received responses from all suppliers; however, some reported that they could not conclusively determine if the 3TG they supplied to us originated from the Covered Countries and thus we are unable to conclusively report on the source of such 3TG.

Based on RCOI responses we have received from certain suppliers, we believe that certain of the 3TG contained in the products for our Optical Communications, Specialty Materials, and/or Life Sciences segments may have originated in the Democratic Republic of the Congo or an adjoining country (the Covered Countries).  Thus, we are required under the Rule to conduct due diligence on the source and chain of custody of those minerals and submit to the SEC a Conflict Minerals Report as an Exhibit to Form SD.

5.	Due Diligence Program

5.1	Design of Due Diligence

Our due diligence measures have been designed to conform, in all material respects, with the framework in The Organization for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Second Edition, 2013 (OECD Guidance) and the related Supplements for gold and for tin, tantalum and tungsten.

5.2	Establish Strong Company Management Systems

5.2.1	Conflict Minerals Policy

We have adopted the following conflict minerals policy:

Consistent with Corning's commitment to corporate social responsibility, and in order to meet the requirements of the Dodd-Frank Wall Street Reform Act, section 1502, Corning commits to conducting a "reasonable country of origin inquiry" with all our suppliers of 3TG containing component, supplies or raw materials.  If Corning becomes aware of a supplier whose supply chain includes a 3TG metal from a conflict source, Corning will take the reasonable steps to address the situation, including the potential reassessment of supplier relationships, depending on factors such as the criticality of the specific part and the availability of alternate suppliers. Corning expects our suppliers will comply with our requests to provide statements and perform due diligence about the source of any conflict minerals in their products which are provided to us in order to ensure alignment throughout the supply chain.

For additional information about our commitment to responsible sourcing and other human rights, please see the "Corporate Citizenship" page of our website, available at http://www.corning.com/worldwide/en/about-us/corporate-citizenship.html, as well as Corning's Code of Conduct, available on our website at http://www.corning.com/media/worldwide/global/documents/Corning_Code_of_Conduct.pdf.

Our conflict minerals policy is publicly available on our website at the following link: http://www.corning.com/media/worldwide/global/documents/Conflict_Minerals_Policy.pdf.

5.2.2	Internal Team

Corning has established a management system for conflict minerals. Our management system includes a steering team sponsored by the Vice President, Global Supply Management as well as executive-level representatives from the company's finance and legal functions.  Reporting to the steering team is a core working team, which is led by a Project Manager from our Global Supply Management organization.  This core team, which includes subject matter experts from relevant functions such as finance, legal, and global supply management, is responsible for implementing our conflict minerals compliance strategy. Senior management is briefed about the results of our due diligence efforts on an annual basis.

5.2.3	Control Systems

As we do not typically have a direct relationship with 3TG smelters and refiners, we have relied upon industry-wide initiatives to disclose upstream actors in the supply chain.  Specifically, as part of our due diligence efforts we have utilized the smelter information provided by the Electronics Industry Citizenship Coalition-Global e-Sustainability Initiative's (EICC-GeSI) Conflict Free Sourcing Initiative (CFSI).

In addition, with the assistance of personnel from Corning's accounting, compliance and reporting function, we developed a detailed risk control matrix through which Corning's conflict minerals program can be evaluated and monitored.

5.2.4	Supplier Engagement

With respect to the OECD requirement to strengthen engagement with suppliers, we have added a conflict minerals clause to our purchase order terms and conditions and relevant contract templates in order to communicate to suppliers our expectations and requirements regarding the sourcing of and disclosure of conflict minerals.  We also include our Supplier Code of Conduct in our supplier contracts which contains Corning's expectations for suppliers with respect to humane labor conditions, health and safety, and environmental factors, among others.  A copy of our Supplier Code of Conduct is available at http://www.corning.com/worldwide/en/about-us/suppliers/supplier-code-of-conduct.html.

5.2.5	Grievance Mechanism

Corning's Supplier Code of Conduct, referenced in 5.2.4 above, instructs suppliers that questions or concerns may be submitted to Corning's third party telephone and web hotline service. This hotline is also described in Corning's Code of Conduct, as referenced above.  These phone or web services can be used to make an anonymous report and are available on a 24/7 basis.

5.2.6	Maintain Records

Corning has an existing document retention policy which governs the retention of documentation relevant to our due diligence efforts.

5.3	Identify and Assess Risks in the Supply Chain

Because of our size, the complexity of our products, and the depth and breadth of our supply chain, it is difficult to identify actors upstream from our direct suppliers.  One method for identifying risks in our supply chain is through automatic checks in the ACM system based on criteria established by Assent for supplier responses as outlined above.

In accordance with OECD Guidelines, it is important to understand risk levels associated with conflict minerals in the supply chain. Smelters or refiners not being certified DRC-Conflict Free pose a significant risk to the supply chain. Certain of the responses provided by our suppliers via the CMRT included the names of facilities listed by the suppliers as smelters or refiners.  We do not typically have a direct relationship with 3TG smelters and refiners and do not perform or direct audits of these entities within our supply chain. Assent compared these facilities listed in the responses to the list of smelters and refiners maintained by the Conflict-Free Sourcing Initiative ("CFSI") and, if a supplier indicated that the facility was certified as "Conflict-Free," confirmed that the name was listed by CFSI. As of April 24, 2017, of the 312  legitimate smelter and refiners identified by our suppliers, we have validated 246 smelters or refiners as Conflict-Free Smelter Program (CFSP) compliant and are working to validate the additional smelter/refiner entries from the submitted CMRTs. Due to the provision of a mix of company-level, product-level and user defined CMRTs, we cannot definitively determine the connection of any smelters or refiners listed in them to our in-scope products.

Assent assigns each facility that meets the CFSI definition of a smelter or refiner of a 3TG mineral a risk of high, medium or low based on 3 scoring criteria:

•	Geographic proximity to the DRC and Covered Countries;
•	Conflict-Free Smelter Program (CFSP) audit status;
•	Known or plausible evidence of unethical or conflict sourcing.

Based on these criteria the following facilities have been identified as being of highest concern to the supply chain:

•	Tony Goetz NV - CID002587
•	Kaloti Precious Metals - CID002563
•	Phoenix Metals - CID002507
•	Universal Precious Metals Refining Zambia - CID002854
•	Fidelity Printers and Refiners - CID002515
•	Sudan Gold Refinery - CID002567

When these facilities were reported on a CMRT by one of the suppliers we surveyed, risk mitigation activities were initiated.  Through our third-party vendor, Assent Compliance, submissions that included any of the above facilities immediately produced a receipt instructing the supplier to take their own risk mitigation actions, including submission of a product specific CMRT to better identify the connection to products that they supply to Corning, and escalating up to removal of these high-risk smelters from their supply chain.

In addition, suppliers are guided to the Assent University learning platform to engage in educational materials on mitigating the risk of smelters or refiners on the supply chain.

5.4	Design and Implement a Strategy to Respond to Risks

As described in our conflict minerals policy, we intend to engage with any of our suppliers whom we have reason to believe are supplying us with 3TG from sources that may support conflict in the DRC or any adjoining country to appropriately address the situation, which may include establishing an alternative source of 3TG that does not support such conflict, as provided in the OECD guidance.  The result and timing will depend upon factors such as the criticality of the specific part and the availability of alternate suppliers.

As of the date of this filing, we have found no instances where it was necessary to terminate a contract or find a replacement supplier due to 3TG sourced from the Covered Countries.

5.5	Carry out Independent Third Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

Corning does not have a direct relationship with 3TG smelters and refiners, nor do we perform direct audits of these entities within our supply chain.  However, we do rely upon the industry (e.g., EICC and CFSI) efforts to influence smelters and refiners to get audited and certified through the CFSI's Conflict Free Smelter program.

5.6	Report on Supply Chain Due Diligence

In addition to this report, see our website at http://www.corning.com/worldwide/en/about-us/suppliers.html for further information about Corning's commercial relationships with its suppliers.

5.6.1	Due Diligence Process

Corning conducted a survey of its relevant suppliers (as described above) using the template  developed jointly by the Electronic Industry Citizenship Coalition® (EICC®) and The Global e-Sustainability Initiative (GeSI), known as the CFSI Reporting Template  (the "CMRT").  The CMRT was developed to facilitate disclosure and communication of information regarding smelters that provide material to a company's supply chain. It includes questions regarding a company's conflict-free policy, engagement with its direct suppliers, and a listing of the smelters the company and its suppliers use. In addition, the CMRT contains questions about the origin of conflict minerals included in their products, as well as supplier due diligence. Written instructions and recorded training illustrating the use of the tool is available on CFSI's website and via the website of Assent Compliance, our third party provider.

5.6.2	Survey Responses

Corning surveyed approximately 258 suppliers based upon the likelihood that such suppliers supplied materials or components to Corning that contained one or more 3TG and received responses from 96% of suppliers we surveyed.  A total of six suppliers indicated in their survey responses that they sourced 3TG from the Covered Countries and all of these suppliers were able to confirm that such 3TG came from smelters designated as "conflict free" by the CFSI.  Sixty-eight of the suppliers surveyed stated that the 3TG they sourced came from outside of the Covered Countries, and 72 suppliers were continuing to investigate their supply chains to verify the source of the 3TG involved.

5.6.3	Efforts to Determine Country of Origin of Mine or 3TG

We have determined that seeking information about 3TG smelters and refiners in our supply chain through the use of the CMRT with our relevant suppliers represents the most reasonable effort we are able to make to determine the mines or locations of origin of the 3TG in our supply chain.

5.6.4	Efforts to Identify Smelters or Refiners

Because of the incomplete information provided to us by our suppliers in response to our surveys, or the receipt of company-level responses that do not provide information specific to materials or components supplied to Corning, in many cases the smelters and refiners we have identified to date cannot be tied to specific Corning products.  However, in certain instances, our suppliers did provide CMRTs specific to the products supplied to Corning.  We have reported all legitimate smelter or refiner information included in the CMRTs we received on Exhibit 1 to this report, recognizing as stated above that not all such smelters or refiners can definitively be tied to Corning products. Of the 312 legitimate smelters identified on the CMRTs we received, as of April 24, 2017, 246 were identified as CFSP Compliant and 12 were actively working toward a "conflict free" designation.

6. Steps to be taken to mitigate risk

We have taken and/or intend to continue to take the following steps to improve the due diligence conducted to further mitigate any risk that the necessary conflict minerals in our products could benefit armed groups in the DRC or adjoining countries:

A.	Include a conflict minerals flow-down clause in relevant new or renewed supplier contracts.

B.	Add a step to our new supplier enrollment process to directly identify new suppliers who could potentially supply Corning with products or materials containing 3TG.

C.
Partner with a third party company, Assent Compliance, which specializes in conducting conflict minerals compliance programs, to improve the accuracy and efficiency of our supplier survey and reporting process.

D.	Engage with suppliers to attempt to increase the response rate and improve the content of the supplier survey responses.

E.
Engage any of our suppliers found to be supplying us with 3TG from sources that support conflict in the DRC or any adjoining country to address the situation, which could include establishing an alternative source of 3TG that does not support such conflict, depending on factors such as the criticality of the specific part and the availability of alternate suppliers.

This report contains "forward-looking statements" (within the meaning of the Private Securities Litigation Reform Act of 1995), which are based on current expectations and assumptions about Corning's business operations, that involve substantial risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include: the effect of global political, economic and business conditions; product demand and industry capacity; manufacturing efficiencies; availability of critical components and materials; new product commercialization; and product and components performance issues. These and other risk factors are detailed in Corning's filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the day that they are made, and Corning undertakes no obligation to update them in light of new information or future events.

Exhibit 1: EICC-GeSI Smelter List1

Metal	Smelter Name	Smelter Country
Gold	Abington Reldan Metals, LLC	UNITED STATES
Gold	Advanced Chemical Company	UNITED STATES
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	Asahi Pretec Corp.	JAPAN
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	Asahi Refining USA Inc.	UNITED STATES
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	AU Traders and Refiners	SOUTH AFRICA
Gold	AURA-II	UNITED STATES
Gold	Aurubis AG	GERMANY
Gold	Bangalore Refinery	INDIA
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Caridad	MEXICO
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Cendres + Métaux S.A.	SWITZERLAND
Gold	Chimet S.p.A.	ITALY
Gold	Chugai Mining	JAPAN
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	DODUCO GmbH	GERMANY
Gold	Dowa	JAPAN
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	Elemetal Refining, LLC	UNITED STATES
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA
Gold	Geib Refining Corporation	UNITED STATES
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Gujarat Gold Centre	INDIA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Ltd. Hong Kong	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kazzinc	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES
Gold	KGHM Polska Miedź Spółka Akcyjna	POLAND
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	L'azurde Company For Jewelry	SAUDI ARABIA
Gold	Lingbao Gold Co., Ltd.	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Materion	UNITED STATES
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Modeltech Sdn Bhd	MALAYSIA
Gold	Morris and Watson	NEW ZEALAND
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	PAMP S.A.	SWITZERLAND
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Précinox S.A.	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	Remondis Argentia B.V.	NETHERLANDS
Gold	Republic Metals Corporation	UNITED STATES
Gold	Royal Canadian Mint	CANADA
Gold	SAAMP	FRANCE
Gold	Sabin Metal Corp.	UNITED STATES
Gold	SAFINA A.S.	CZECH REPUBLIC
Gold	Sai Refinery	INDIA
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	Schone Edelmetaal B.V.	NETHERLANDS
Gold	SEMPSA Joyería Platería S.A.	SPAIN
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Singway Technology Co., Ltd.	TAIWAN
Gold	So Accurate Group, Inc.	UNITED STATES
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN
Gold	Sudan Gold Refinery	SUDAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	T.C.A S.p.A	ITALY
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	Tony Goetz NV	BELGIUM
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Umicore Brasil Ltda.	BRAZIL
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES
Gold	Universal Precious Metals Refining Zambia	ZAMBIA
Gold	Valcambi S.A.	SWITZERLAND
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA
Tantalum	D Block Metals, LLC	UNITED STATES
Tantalum	Duoluoshan	CHINA
Tantalum	Exotech Inc.	UNITED STATES
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck GmbH Goslar	GERMANY
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	KEMET Blue Powder	UNITED STATES
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Mineração Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining & Smelting	JAPAN
Tantalum	Molycorp Silmet A.S.	ESTONIA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	Plansee SE Liezen	AUSTRIA
Tantalum	Plansee SE Reutte	AUSTRIA
Tantalum	Power Resources Ltd.	MACEDONIA
Tantalum	QuantumClean	UNITED STATES
Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemicals	JAPAN
Tantalum	Telex Metals	UNITED STATES
Tantalum	Tranzact, Inc.	UNITED STATES
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA
Tin	Alpha	UNITED STATES
Tin	An Thai Minerals Co., Ltd.	VIET NAM
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL
Tin	CV Ayi Jaya	INDONESIA
Tin	CV Dua Sekawan	INDONESIA
Tin	CV Gita Pesona	INDONESIA
Tin	CV Serumpun Sebalai	INDONESIA
Tin	CV Tiga Sekawan	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	CV Venus Inti Perkasa	INDONESIA
Tin	Dowa	JAPAN
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
Tin	Elmet S.L.U.	SPAIN
Tin	EM Vinto	BOLIVIA
Tin	Estanho de Rondônia S.A.	BRAZIL
Tin	Fenix Metals	POLAND
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA
Tin	Gejiu Jinye Mineral Company	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Melt Metais e Ligas S.A.	BRAZIL
Tin	Metallic Resources, Inc.	UNITED STATES
Tin	Metallo-Chimique N.V.	BELGIUM
Tin	Mineração Taboca S.A.	BRAZIL
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Modeltech Sdn Bhd	MALAYSIA
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	Operaciones Metalurgical S.A.	BOLIVIA
Tin	Phoenix Metal Ltd.	RWANDA
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Bangka Prima Tin	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT Cipta Persada Mulia	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Inti Stania Prima	INDONESIA
Tin	PT Justindo	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Kijang Jaya Mandiri	INDONESIA
Tin	PT Lautan Harmonis Sejahtera	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT O.M. Indonesia	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sukses Inti Makmur	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	PT Wahana Perkit Jaya	INDONESIA
Tin	Resind Indústria e Comércio Ltda.	BRAZIL
Tin	Rui Da Hung	TAIWAN
Tin	Soft Metais Ltda.	BRAZIL
Tin	Thaisarco	THAILAND
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	VQB Mineral and Trading Group JSC	VIET NAM
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Yunnan Tin Company Limited	CHINA
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN
Tungsten	ACL Metais Eireli	BRAZIL
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck GmbH	GERMANY
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Kennametal Fallon	UNITED STATES
Tungsten	Kennametal Huntsville	UNITED STATES
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Moliren Ltd	RUSSIAN FEDERATION
Tungsten	Niagara Refining LLC	UNITED STATES
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA

1 This Exhibit contains all legitimate smelter or refiner information we received on the CMRTs provided by our suppliers in response to our survey requests.  Because these CMRTs in some instances contained incomplete information, or were not specific to the products supplied to Corning, many of these smelters and refiners cannot be tied to specific Corning products.